                     Exhibit 99.1

For Immediate Release
FOR MORE INFORMATION
Kellanova Media Hotline: 269-961-3799
media.hotline@kellanova.com

Analyst Contact: John Renwick, 269-961-9050

Kellanova announces executive leadership changes
for North America and Latin America
Deep talent bench facilitates smooth succession as
Chris Hood, President, Kellanova North America retires

Chicago, IL, Jan. 12, 2024 -- Kellanova today announced the retirement of Chris Hood, President, Kellanova North America. Nicolas Amaya, currently President, Kellanova Latin America, will succeed Hood as President, Kellanova North America. Victor Marroquin, currently General Manager, Kellanova Mexico, will succeed Amaya as President, Kellanova Latin America. Both Region leaders will report to Chairman, President and Chief Executive Officer, Steve Cahillane. Transitions begin immediately, with Hood’s retirement effective at the end of April 2024.

“A seasoned consumer packaged goods leader, Chris joined our company as part of the Pringles acquisition in 2012 and has contributed tremendously during his tenure,” says Steve Cahillane, Chairman, President and CEO. “Over the past nearly six years in his role leading North America, Chris created an agile, category-led business model, driving better performance and unlocking innovation, while guiding the North America organization through major business and portfolio realignments, including the successful exit from direct-store delivery, the divestiture of non-core brands, and the recent spin-off of WK Kellogg Co. We wish Chris and his family all the best and extend our deepest appreciation for his contributions.”

Hood’s retirement prompts orderly successions by Nicolas Amaya and Victor Marroquin, both of whom have distinguished themselves as highly effective business leaders. “In Nicolas and Victor, we have proven leaders who are committed to delivering on our Differentiate, Drive & Deliver strategy, developing talent and advancing our purpose,” adds Cahillane. “These appointments demonstrate the strong caliber of our people and talent pipeline.”

Over the past four years in his role as President, Kellanova Latin America, Nicolas Amaya has led the team to deliver robust and consistent top- and bottom-line growth and build strong relationships with key customers and distributors across the region. He has also been at the forefront of digital transformation.

“Nico is a visionary leader who has a strong track record of developing high-performing teams and delivering outsized growth in both Latin America and North America,” says Cahillane. “He has the successful track record and Kellanova experience to continue to drive our business forward as the new leader of our largest region.”

Since joining the company in 2001, Amaya has held a variety of leadership positions in both the U.S. and Latin America across the cereal, frozen and snacks businesses including General Manager, Snacks and Growth Platforms for Latin America; General Manager, Category Marketing and Innovation, Latin America; and General Manager, Mexico, before being named President, Kellogg Latin America in 2019. Prior to Kellogg, Amaya held various marketing roles at Unilever.

Victor Marroquin joined Kellogg in 1997 in sales, and then held progressive roles in marketing, customer development and commercial management. Since 2014, he has served as General Manager in several roles across Latin America leading countries such as Ecuador, Peru, Brazil, Colombia and the Andean region, and then was named General Manager, Mexico in 2020. In these roles, Marroquin has consistently led the team to deliver strong top- and bottom-line performance, strengthen our brands’ market positions, transform our go-to-market models and elevate key customers´ strategic partnerships.

“Victor has experience in every key market of the Latin America business,” says Cahillane. “He is well respected and well known throughout the region – both within Kellanova and the industry. He has sustained growth momentum in Mexico despite political, economic and regulatory challenges, and accelerated delivery of our Differentiate, Drive & Deliver strategy.”

About Kellanova
Kellanova (NYSE: K) is a leader in global snacking, international cereal and noodles, and North America frozen foods, with a legacy stretching back more than 100 years. Powered by differentiated brands including Pringles®, Cheez-It®, Pop-Tarts®, Kellogg's Rice Krispies Treats®, RXBAR®, Eggo®, MorningStar Farms®, Special K®, Coco Pops®, and more, Kellanova's vision is to become the world's best-performing snacks-led powerhouse, unleashing the full potential of our differentiated brands and our passionate people.

Kellanova is guided by our purpose to create better days and a place at the table for everyone through our trusted food brands. We are advancing sustainable and equitable access to food by addressing the intersection of hunger, sustainability, wellbeing, and equity, diversity & inclusion, with the ambition of creating Better Days for 4 billion people by the end of 2030 (from a 2015 baseline). Visit www.Kellanova.com for more information.

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